UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 25, 2005


                            CAPITAL BANK CORPORATION

             (Exact name of registrant as specified in its charter)



     North Carolina                  0-30062               56-2101930
(State or other jurisdiction    (Commission File No.)    (I.R.S. Employer
 of incorporation)                                        Identification Number)


                               4901 Glenwood Ave.
                          Raleigh, North Carolina 27612
                    (Address of principal executive offices)

                                 (919) 645-6400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2005, Karen H. Priester resigned from Capital Bank Corporation (the "Company") and its wholly owned subsidiary Capital Bank (the "Bank"). The Bank entered into an agreement with Ms. Priester for severance and other benefits to be provided to Ms. Priester upon her separation from the Bank. Under the terms of the agreement, the Bank will pay Ms. Priester a lump sum of $152,500 plus accrued vacation, if any, and will transfer title to Ms. Priester of her company car with a net book value of approximately $18,000 as of March 31, 2005. The Bank will also pay Ms. Priester's medical and dental insurance for the lesser of 12 months or until she is covered under another group health and dental plan. In addition, the Bank will pay Ms. Priester attorney fees in the amount of $20,000. The agreement also includes restrictive covenants pursuant to which Ms. Priester has agreed not to solicit or interfere with the Bank's relationship with any person or entity that has been a customer of the Bank or employ, offer employment to, or otherwise solicit for employment any person employed by the Bank during the last year of her employment with the Bank.

The foregoing description of the agreement with Ms. Priester does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective with the resignation of Ms. Priester on April 25, 2005, the Company, the Bank and Ms. Priester have terminated the Change of Control Agreement dated as of May 3, 2004 between the parties. Under the Change of Control Agreement, in the event a change in control, as defined in the agreement, would have occurred prior to October 1, 2007, Ms. Priester would be entitled to severance payments equal to two times the amount of her then current annual base salary and her most recent annual bonus. In the event a change in control were to have occurred after October 1, 2007, but before October 1, 2008, Ms. Priester would have been entitled to severance payments equal to one times her then current annual base salary and her most recent annual bonus. Under the agreement, Ms. Priester would have been entitled to severance payments for twenty-four months, so long as her employment is terminated no later than twelve months after the change in control. In addition, Ms. Priester may have been permitted to continue to participate during the severance period in all employee benefit plans in which she participated on the termination date. The change in control agreement also included certain restrictive covenants pursuant to which Ms. Priester agreed not to solicit or interfere with the Company's relationship with any person or entity that has been a customer of the Company or employ, offer employment to, or otherwise solicit for employment any person employed by the Company during the last year of her employment with the Company.

ITEM 8.01 OTHER EVENTS

The Company has announced that Mark Redmond will join the Company as an Executive Vice President and the Chief Credit Officer.


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



Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit accompanies this Report:

Exhibit 10.1 Agreement between Capital Bank and Karen H. Priester dated April 25, 2005


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005

                                        CAPITAL BANK CORPORATION


                                        By:  /s/ B. Grant Yarber
                                             ----------------------
                                             B. Grant Yarber
                                             President & Chief Executive Officer


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


                                  EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

10. 1          Agreement  between Capital Bank and Karen H. Priester dated April
               25, 2005





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